SPECTRAFAX CORP.
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             (exact name of registrant as specified in its charter)


Delaware                                                 59-2412164
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(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)

               1752 Windsor Road, Suite 206 Loves Park, IL 61111
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                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (815)637-7600
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Item 5.  Other items.

Naples, FL. - March 29, 2002-SpectraFAX (OTC/BB:SRFX) The President of SpectraFax and the Chief Executive Officer of Tricomp have announced the successful closing of the share exchange transaction between SpectraFax Corporation and Tricomp, Inc. The merged entity will be known as Serefex Corporation and trade under the same symbol SRFX:OB. The share exchange was approved by the shareholders of SpectraFax Corporation at a special shareholder's meeting held on March 11, 2002.


Item 7  Financial Statements and Exhibits.

(c)      Exhibits.

99.1     Press Release

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                                  News Release

For Immediate release

March 25, 2002--Serefex Properties, a division of Serefex Corporation (SRFX:OB) of Loves Park, Illinois announced today, that they have completed negotiations to acquire the Machesney Park Mall from Simon Property Group of Indianapolis Indiana. Serefex Properties will own, manage and redevelop the mall.

Serefex also announced, Marty Vanags will serve as Vice President and General Manager of the division and the mall. Vanags, of Rockford has over fifteen years serving the public and private sectors in development, leasing, economic development and city management.

Vanags, who served as the Director of Community Development of the Village of Machesney Park between 1990 and 1993 said, " I am very familiar with the mall property, its problems, challenges and most of all its potential. We are very excited about this acquisition, and we are eager to commence and implement the redevelopment plan, of which we will be announcing to the Village officials as well as to the shopping public in the very near future."

Village officials confirmed that Serefex had applied to the Village's Revolving Loan Fund for a low interest loan of $400,000 to assist in the renovation and redevelopment of the mall. Linda Vaughan, Village President said, "We are very excited about the prospects that new ownership brings to the Mall property. We are dependent on sales tax to fund a majority of Village operations, therefore anything new at the mall is positive and exciting news for the Village." The Village Board must approve the loan.

The Mall was built in the late 70's and was a major reason residents, of what was then known as North Park, incorporated into a Village. The mall was very successful for over ten years, but fell on hard times and has seen increasing vacancies over the past several years.

Vanags indicated Serefex Management is in the process of finalizing their redevelopment plans. He indicated that after meetings with Village officials, retailers, local business owners and residents, Serefex Properties would be ready to announce the details of the redevelopment plans.

For any questions regarding this news release please call Marty Vanags at Serefex Corporation at 815-637-7600. Information regarding the Serefex Corporation can be found at www.serefex.com.

This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. In order for the company to utilize the "safeharbor" provisions of the Private Securities Litigation Reform act of 1955, you are hereby cautioned, and the Company hereby notes, that these statements may be affected by risk factors affecting the Company generally, as well as those identified in the SpectraFAX Registration Statement on Form 10-SB with the Securities and Exchange Commission, and actual results could differ materially from the forward-looking statements. The Company undertakes no obligations to update or revise any such forward-looking statements.

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                                    SIGNATURE

Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          SEREFEX CORPORATION

                                          formerly SPECTRAFAX CORPORATION
                                          /s/ DAVE MCKINNEY
                                          ------------------------
                                          Dave McKinney
                                          President

                                          Dated: April 4, 2002